UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 7, 2006

UPSTREAM BIOSCIENCES INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-50331

(Commission File Number)

98-0371433

(IRS Employer Identification No.)

c/o 800-885 West Georgia Street, Vancouver, British Columbia, Canada V6C 3H1

(Address of principal executive offices and Zip Code)

604.288.8376

Registrant's telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On March 22, 2006, we filed a provisional patent application with the United States Patent and Trademark Office entitled “Prostate Cancer Susceptibility Gene.” The filing of the application represents a milestone for our company under the terms of a 5% convertible debenture in the principal amount of $1,000,000 that was issued by our company to Novar Capital Corp. Pursuant to the terms of the convertible debenture, we received $500,000 upon the execution of the debenture and we were entitled to receive the remaining $500,000 upon the earlier of: (i) July 31, 2006; and (ii) the date that is ten days after we file a provisional patent application with the United States Patent and Trademark Office which expands the scope of our existing patent application regarding the diagnosis of prostate cancer. Accordingly, Novar Capital transferred the remaining $500,000 to our company upon the filing of the provisional patent application. We intend to use such funds for general corporate purposes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UPSTREAM BIOSCIENCES INC.

/s/ Joel Bellenson

Joel Bellenson

Chief Executive Officer

Date: April 7, 2006